Q3 2015 Performance Summary NOVEMBER 2015 Exhibit 99.2

Cautionary Statement Regarding Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements may include, but are not limited to, statements concerning our financial outlook and guidance, the conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy and product development efforts. Important factors that could cause actual results, developments and business decisions to differ materially from these forward-looking statements are uncertainties discussed below and in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2015 and other filings with the SEC. “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from projected or historical results or those anticipated or predicted by these forward-looking statements: competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; changes in advertising demand and audience shares; changes in the overall market for television advertising, including through regulatory and judicial rulings; our ability to protect our intellectual property and other proprietary rights; availability and cost of broadcast rights; our ability to adapt to technological changes; availability and cost of quality network, syndicated and sports programming affecting our television ratings; the loss or modification of our network affiliation agreements; our ability to renegotiate retransmission consent agreements; the incurrence of additional tax-related liabilities related to historical income tax returns; our ability to expand our operations internationally; the incurrence of costs to address contamination issues at sites owned, operated or used by our business; adverse results from litigation, governmental investigations or tax-related proceedings or audits; our ability to settle unresolved claims filed in connection with our and certain of our direct and indirect wholly-owned subsidiaries’ Chapter 11 cases and resolve the appeals seeking to overturn the bankruptcy court order confirming the First Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries; our ability to satisfy pension and other postretirement employee benefit obligations; our ability to attract and retain employees; the effect of labor strikes, lock-outs and labor negotiations; our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures; the financial performance of our equity method investments; the impairment of our existing goodwill and other intangible assets; compliance with both US and foreign government regulations applicable to our industry; changes in accounting standards; our ability to pay cash dividends on our common stock; increased interest rate risk due to our variable rate indebtedness; our indebtedness and ability to comply with covenants applicable to our debt financing and other contractual commitments; our ability to satisfy future capital and liquidity requirements; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms and other events beyond our control that may result in unexpected adverse operating results. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. Any forward-looking information presented herein is made only as of the date of this presentation and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures This presentation includes a discussion of Adjusted EBITDA for the Company and our operating segments (Television and Entertainment, Digital and Data, and Corporate and Other) and presents Broadcast Cash Flow for our Television and Entertainment segment. Adjusted EBITDA and Broadcast Cash Flow are financial measures that are not recognized under accounting principles generally accepted in the U.S. (“GAAP”). Adjusted EBITDA for the Company is defined as net income before income (loss) from discontinued operations, net of taxes, income taxes, investment transactions, interest and dividend income, interest expense, pension expense (credit), equity income and losses, depreciation and amortization, stock-based compensation, certain special items (including severance), non-operating items, gain (loss) on sales of real estate and reorganization items. Adjusted EBITDA for the Company’s operating segments is calculated as segment operating profit plus depreciation, amortization, pension expense (credit), stock-based compensation and certain special items (including severance). Broadcast Cash Flow for the Television and Entertainment segment is calculated as Television and Entertainment Adjusted EBITDA plus broadcast rights- amortization expense less broadcast rights- cash payments. We believe that Adjusted EBITDA and Broadcast Cash Flow are measures commonly used by investors to evaluate our performance with that of our competitors. We also present Adjusted EBITDA because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations. We further believe that the disclosure of Adjusted EBITDA and Broadcast Cash Flow is useful to investors, as these non-GAAP measures are used, among other measures, by our management to evaluate our performance. By disclosing Adjusted EBITDA and Broadcast Cash Flow, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates our company. Adjusted EBITDA and Broadcast Cash Flow are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. Adjusted EBITDA and Broadcast Cash Flow should not be considered as an alternative to net income, operating profit, revenues, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. The tables within this presentation include reconciliations of consolidated and segment Adjusted EBITDA and Broadcast Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Tribune Media A diverse combination of media assets that meaningfully touch millions of people every day, including compelling content in news and entertainment, significant broadcast distribution, an emerging cable network, and a cutting-edge digital and data business. Broadcast: 42 owned or operated broadcast television stations in major markets across the country. WGN America: A national, general entertainment cable network airing high quality original content and reaching approximately 73 million households. Digital and Data: Growing global metadata business, powering some of the biggest media brands in the world. Real Estate and Investments: 76 real estate properties and equity investments in a variety of media, online and other properties.

Q3 2015 Financial Highlights As compared to the three months ended September 28, 2014 Consolidated operating revenue grew 3% to $488.6 million. Excluding political revenues, consolidated operating revenue grew 7% to $483.0 million. Television and Entertainment segment revenue grew 3% to $429.7 million, driven by increased core advertising (excluding political revenues) and increased carriage and retransmission consent fees. Basic and diluted earnings per share from continuing operations of $0.29. Consolidated operating profit decreased 30% to $38.8 million. Consolidated Adjusted EBITDA decreased 13% to $112.1 million, primarily due to a decrease in political advertising due to 2015 being an off-cycle political year. Cash distributions received from equity investments of $32.0 million. Quarterly cash dividend declared of $0.25 per common share.

Strategic Highlights Broadcast Stations Core advertising (comprised of local and national advertising revenues, excluding political revenues) grew at a rate of 4.3% for the third quarter despite 40 fewer NFL games due to the season starting one week later as compared to third quarter 2014. Increased revenue market share in top three markets by an average of more than 1%. Continued increase in rates for local TV retransmission, driving a 20% increase in fees in the third quarter. WGN America Conversion of WGN America from superstation to cable network continues to be ahead of schedule with full conversion expected before the end of 2015. The network will reach more than 80 million subscribers in January 2016. 39% increase in carriage fees in the third quarter driven by an increase in rates and greater distribution. Digital and Data Revenue growth of 7% in the third quarter driven by acquisitions.

Consolidated Financial Results (USD thousands)

Consolidated Reconciliation of Net Income to Adjusted EBITDA

Television and Entertainment Segment Operating Results Third Quarter Revenues (as compared to the three months ended September 28, 2014) Increase driven by higher retransmission consent fees, higher carriage fees and higher core advertising partially offset by lower political advertising revenues. Third Quarter Adjusted EBITDA (as compared to the three months ended September 28, 2014) Lower political revenues, higher network affiliate fees and higher sports programming costs more than offset revenue increases. (USD thousands) (1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

Television and Entertainment Segment Revenues Third Quarter Revenues (as compared to the three months ended September 28, 2014) Core advertising up 4.3% or $12.1 million. Retransmission consent fees up 20% to $69.9 million. Carriage fees up 39% to $19.5 million. Political advertising down $16.7 million due to 2015 being an off-cycle election year. (USD thousands) (1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

Television and Entertainment Segment Adjusted EBITDA & Broadcast Cash Flow (USD thousands) (1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

Digital and Data Segment Operating Results Third Quarter Revenues (as compared to the three months ended September 28, 2014) Impacted by the acquisitions of HWW and Baseline (all acquired in the second half of 2014) as well as Infostrada Sports, SportsDirect, Covers and Enswers (all acquired in the second quarter of 2015). (USD thousands) (1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

Digital and Data Segment Revenues & Adjusted EBITDA Third Quarter Adjusted EBITDA (as compared to the three months ended September 28, 2014) Adjusted EBITDA decreased by $3.4 million, or 34%, as increases in revenue due to the impact of acquisitions made throughout 2014 and 2015 were more than offset by increased compensation expense and outside services costs. (USD thousands) (1) At the beginning of fiscal 2015, the Company moved its Zap2it.com entertainment website business from the Digital and Data reportable segment to the Television and Entertainment reportable segment. Certain previously reported amounts have been reclassified to conform to the current presentation; the impact of this reclassification was immaterial.

Corporate and Other Year to Date Revenues and Expenses (as compared to the nine months ended September 28, 2014) Revenues represent real estate rental revenues earned from third parties, including Tribune Publishing Company. Revenues declined due to a reduction in space leased by Tribune Publishing Company at several properties and the sale of the production facility and land in Baltimore, MD in December 2014. Corporate expenses increased as a result of the implementation of improved technology applications and the establishment of new shared services operations following the separation of Tribune Publishing in August 2014. (USD thousands)

Real Estate Property Overview – as of September 30, 2015 Segment Owned Leased Square Feet Acres Square Feet Television & Entertainment Office and studio buildings 1,252,143 91 522,991 Antenna land -- 782 -- Digital & Data Office buildings and other 105,074 -- 240,274 Other Real Estate Corporate -- -- 33,027 Leased to outside parties 4,309,053 190 -- Vacant: Properties to be sold 27,000 14 -- Vacant: Available for lease or redevelopment 1,505,102 63 --

Real Estate

Premier Redevelopment Properties

Property	Location	Sq.Ft	Acres	Redevelopment Status	Current Occupancy
Tribune Tower	Chicago, IL	737K	3.2	Operating as an office tower; in market for disposition	TPUB; TRCO; other 3rd parties
Freedom Center North	Chicago, IL	117K	7.0	JV partner selected	Vacant
Freedom Center South	Chicago, IL	854K	30.4	Operating as an industrial site	TPUB
Times Mirror Square (North Block)	Los Angeles, CA	834K	6.3	Operating as an office tower; in market for disposition	TPUB; other 3rd parties
Olympic Plant	Los Angeles, CA	626K	24.6	Active printing plant for LA Times	TPUB
Costa Mesa	Costa Mesa, CA	334K	25.1	JV partner identified	Vacant
Ft. Lauderdale – Las Olas Way	Ft. Lauderdale, FL	--	1.4	JV partner selected	3rd party parking operator
Orlando Sentinel Site	Orlando, FL	365K	18.8	Operating as office buildings and printing plant	TPUB; other 3rd parties

Premier Redevelopment Properties represent ~70% of portfolio's value

Tribune Media
16

Debt and Cash (USD thousands)

Focus on Shareholder Return $400 million share repurchase program. Approximately $333 million purchased through November 10, 2015. Paid one-time special dividend of approximately $649 million on April 9, 2015. Adopted quarterly dividend policy. (1) The Company paid its second quarterly dividend of $0.25 per share on August 24, 2015. The Company announced its intention to pay a quarterly dividend of $0.25 per share on December 7, 2015 to stockholders and warrant holders of record at the close of business on November 20, 2015. Strong Balance Sheet and Cash Generation Driving Capital Allocation Policy (1) The declaration of any future dividends are subject to the discretion of the Board taking into account, among other things, future earnings, cash flows, financial requirements and other factors, as well as restrictions contained in the Company’s debt agreements.

Q3 2015 Performance Summary NOVEMBER 2015